Exhibit 99.1

KemPharm Announces Top Line Results from KP415.E01 Efficacy and Safety Trial in Children With ADHD

Results from Single Classroom-Style Trial Met Pre-Specified Primary and Secondary Endpoints

Conference Call and Live Audio Webcast with Slide Presentation Scheduled for Today at 8:00 a.m. ET

Coralville, IA – July 9, 2018 – KemPharm, Inc. (NASDAQ:KMPH), a specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs, today announced top line results from a pivotal efficacy and safety clinical trial of KP415, its investigational attention-deficit/hyperactivity disorder (ADHD) product candidate that contains serdexmethylphenidate (a prodrug of d-methylphenidate) and d-methylphenidate. Results from the trial (KP415.E01) indicated that KP415 successfully met the primary efficacy endpoint in patients with ADHD between the ages of 6 and 12 years.

The trial was a multicenter, randomized, parallel, double-blind, placebo-controlled analog laboratory classroom clinical trial in 150 children aged 6-12 years old with a diagnosis of ADHD to assess the efficacy and safety of KP415. Subjects who received KP415 met the trial’s primary and secondary efficacy endpoint, showing statistically significant improvement on both the Swanson, Kotkin, Agler, M-Flynn, and Pelham Scale (SKAMP) and the Permanent Product Measure of Performance (PERMP) scale.

“We are pleased with these top line results from our pivotal trial of KP415.  The trial met its pre-specified primary endpoint, which is the mean difference in the SKAMP-Combined score change from baseline across all post-dose time points,” said Travis Mickle, Ph.D., KemPharm President and Chief Executive Officer.  “Pre-specified secondary endpoints of SKAMP-C change at each time point from the pre-specified, pre-randomization baseline indicated a drug effect from 1 to 10 hours post-dose, and data from the PERMP, PERMP-Attempted and PERMP-Correct all exhibited improvement over placebo from 0.5 hours to 13 hours post-dose.  Lastly, KP415 was generally well-tolerated with adverse events (AEs) typical of stimulant therapy”

“The SKAMP-C change from pre-randomization baseline was selected to mitigate a potential carryover effect related to the pharmacokinetics of KP415 and an assumption that placebo should have been more predictable, neither of which actually occurred,” added Mickle.  “As a result, the endpoint analysis led to an inability to correct for a change of SKAMP-C scores in the placebo group across the analog classroom day.  When this bias is accounted for, a similar statistical analysis (post-hoc) of SKAMP-C scores also supports efficacy of KP415 from 0.5 to 13 hours post-dose.”

“We anticipate developing additional clinical data for KP415 throughout 2018, including the completion of our ongoing oral and intranasal Human Abuse Potential studies,” Mickle concluded.  “We believe that completing the analysis of the full data set from KP415.E01 trial and these other studies will allow us to submit our New Drug Application for KP415 with the FDA in the first quarter of 2019.”

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Conference Call Information

KemPharm will host a conference call and live audio webcast with slide presentation today, July 9, 2018, at 8:00 a.m. ET.  Interested participants and investors may access the conference call by dialing either:

●	(866) 395-2480 (U.S.)
●	(678) 509-7538 (International)
●	Conference ID: 4594415

The live webcast with accompanying slides will be accessible via the Investor Relations section of the KemPharm website http://investors.kempharm.com/.  An archive of the webcast and presentation will remain available following the call.

About the KP415.E01 Trial

TREATMENT

The KP415 capsules contain two active pharmaceutical ingredients: d-MPH hydrochloride as the immediate release (IR) d-MPH component, and serdexmethylphenidate (SDX), a prodrug of d-MPH that provides the extended duration component. In terms of d-MPH equivalent amounts, all capsule strengths contain 30% of d-MPH (IR component) and 70% of d-MPH from SDX. Subjects in this trial received daily oral doses (1 capsule/day) of either 28/6 mg SDX/d-MPH, 42/9 mg SDX/d-MPH, or 56/12 mg SDX/d-MPH, corresponding to equivalent d-MPH amounts of 20, 30 and 40 mg, respectively. The dose of KP415 was optimized during a 3-week dose optimization phase with open-label KP415 capsules. After completion of the dose optimization period, subjects were randomized to 7 days of double-blind treatment with their optimized dose of KP415 or matching placebo.

EFFICACY ENDPOINTS:

The efficacy evaluation was based on SKAMP and PERMP scores pre-dose, and at 0.5, 1, 2, 4, 8, 10, 12 and 13 hours post-dose during a full laboratory classroom day at Visit 6 (at the end of the seven-day treatment period). The baseline SKAMP score was measured pre-dose at Visit 5 (immediately prior to randomization and the first dose in the seven-day treatment period) due to potential concerns of carryover of methylphenidate into the Visit 6 classroom day which would have disadvantaged KP415, as well as an assumption that placebo would not significantly change from Visit 5 to Visit 6. A post-hoc analysis was conducted using the baseline SKAMP scores measured at pre-dose Visit 6. The SKAMP is a validated rating of classroom behaviors in children with ADHD; the PERMP is an adjusted math test designed to assess attention in children with ADHD through a subject’s ability to initiate, self-monitor, and complete the test.

The study met the primary endpoint of mean SKAMP-C change from baseline score (pre-dose Visit 5 as baseline) across all post-dose time points (Visit 6): The least-squares mean post-dose SKAMP-C difference from baseline (150 subjects) was higher for placebo than for KP415 (0.54 vs. -4.87, respectively; p<0.001), indicating fewer ADHD symptoms with KP415 therapy than with placebo.

Using pre-dose Visit 5 as baseline (pre-specified), the SKAMP-C change from baseline was statistically significantly better (p<0.001) with KP415 versus placebo from 1–10 hours post-dose; using pre-dose Visit 6 as baseline (post-hoc), the SKAMP-C change from baseline was statistically significantly better (p<0.01) with KP415 versus placebo from 0.5–13 hours post-dose.

The PERMP-A and PERMP-C scores (secondary endpoints) support the primary endpoint conclusion overall (mean changes; p<0.01) and showed statistically significantly better performance with KP415 versus placebo at each time point from 0.5-13 hours (p<0.05).

SAFETY ENDPOINTS:

The observed AEs were mild to moderate in severity and were typical of those seen in other stimulant trials. No serious adverse events were reported.

KP415 – Prodrug Composition of d-MPH for ADHD

KP415 is KemPharm’s d-MPH prodrug composition product candidate designed for the broad treatment needs of the ADHD population.  KemPharm believes the prodrug may also demonstrate a lower abuse potential as well as less variability in the delivery of d-MPH compared to current methylphenidate products.

About KemPharm

KemPharm is a specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs to treat serious medical conditions through its proprietary LAT™ (Ligand Activated Therapy) platform technology.  KemPharm utilizes its proprietary LAT™ platform technology to generate improved prodrug versions of FDA-approved drugs in the high need areas of ADHD, pain and other central nervous system disorders. KemPharm’s co-lead clinical development candidates are KP415 and KP484, both based on a prodrug of methylphenidate, but with differing extended-release/effect profiles for the treatment of ADHD.  In addition, the company has received FDA approval for Apadaz™, an immediate-release combination product candidate of benzhydrocodone, a prodrug of hydrocodone, and acetaminophen.  The company is also advancing KP201/IR, an acetaminophen-free immediate-release formulation of the company’s benzhydrocodone prodrug candidate. Both Apadaz™ and KP201/IR are intended for the treatment of acute pain severe enough to require an opioid analgesic and for which alternative treatments are inadequate. For more information on KemPharm and its pipeline of prodrug product candidates visit www.kempharm.com or connect with us on Twitter, LinkedIn, Facebook and YouTube.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements include statements regarding the expected features and characteristics of KemPharm’s product candidates, including KP415, as well as the expected timing of the completion of any clinical trials or studies related to KP415 and the expected timing of the NDA submission for KP415. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to KemPharm and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties associated with: KemPharm's financial resources and whether they will be sufficient to meet KemPharm's business objectives and operational requirements; results of earlier studies and trials may not be predictive of future clinical trial results; the protection and market exclusivity provided by KemPharm's intellectual property; risks related to the drug discovery and the regulatory approval process; the impact of competitive products and technological changes; and the FDA approval process under the Section 505(b)(2) regulatory pathway, including without limitation any timelines for related approval. KemPharm's forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning KemPharm’s business are described in additional detail in KemPharm's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Securities and Exchange Commission on May 11, 2018, and KemPharm’s other Periodic and Current Reports filed with the Securities and Exchange Commission.  KemPharm is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:	Media Contact:
Jason Rando / Joshua Drumm, Ph.D. Tiberend Strategic Advisors, Inc. 212-375-2665 / 2664 jrando@tiberend.com jdrumm@tiberend.com	Daniel L. Cohen Executive VP, Government and Public Relations KemPharm, Inc. 202-329-1825 dcohen@kempharm.com